3956191v2 [Execution] AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment No. 3”), dated as of September 25, 2020, by and among Constellium Muscle Shoals LLC, a Delaware limited liability company (f/k/a Wise Alloys LLC) (“Muscle Shoals”), Constellium Rolled Products Ravenswood, LLC, a Delaware limited liability company (“Ravenswood”), Constellium Bowling Green LLC, a Delaware limited liability company (f/k/a Constellium-UACJ ABS LLC) (“Bowling Green” and together with Muscle Shoals and Ravenswood, the “Borrowers” and each, a “Borrower”), Constellium Holdings Muscle Shoals LLC, a Delaware limited liability company (f/k/a Wise Metals Group LLC) (“Muscle Shoals Holdings”), Constellium US Holdings I, LLC, a Delaware limited liability company (“Ravenswood Holdings”), Constellium Property and Equipment Company, LLC, a Delaware limited liability company (“CPEC”), Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”), and the Lenders signatory hereto, amends that certain Amended and Restated Credit Agreement, dated as of February 20, 2019, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of May 10, 2019 and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of April 24, 2020 (the “Existing Credit Agreement”, and as amended hereby, the “Credit Agreement”), by and among the Borrowers, Muscle Shoals Holdings, Ravenswood Holdings, CPEC, Constellium International S.A.S. (the “Parent Guarantor”), acting as successor by merger to Constellium Holdco II B.V., the Administrative Agent, and the Lenders from time to time party thereto. WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to make certain amendments to the Existing Credit Agreement; and WHEREAS, the Lenders party hereto and the Administrative Agent have so agreed, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment No. 3. 1. Definitions. (a) Additional Definitions. The Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following defined terms: "Amendment No. 3" means Amendment No. 3 to Amended and Restated Credit Agreement, dated September 25, 2020, by and among Administrative Agent, Lenders, and Loan Parties, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “Amendment No. 3 Fees” shall have the meaning set forth in Section 5 of Amendment No. 3. "Amendment No. 3 Effective Date" means the first date on which the conditions precedent set forth in Section 3 of Amendment No. 3 are satisfied in accordance with Section 3 of Amendment No. 3 “Sanctioned Country” means a country or territory which is the subject or target of any Sanctions.

2 3956191v2 (b) Amendments to Definitions. The definition of the term “Term Loan Commitment Expiration Date” as set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following: “Term Loan Commitment Expiration Date” means May 1, 2021. (c) Interpretation. For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 3. 2. Term Loans. (a) Section 2.15(b) of the Credit Agreement is hereby amended by deleting the reference to “January 1, 2021” in the first sentence thereof and replacing it with the following: “July 1, 2021”. (b) Section 2.12(g) of the Credit Agreement is hereby amended to add the following at the end thereof: The Borrowers agree to pay (or cause to be paid) to the Administrative Agent, for the account of each of the Term Loan Lenders in accordance with the agreements among them (as applicable), a funding fee equal to 0.30% of the aggregate principal amount of Term Loans funded by such Term Loan Lender on each Term Loan Funding Date (the “Term Loan Commitment Fee”), which Term Loan Commitment Fee shall be earned and due and payable in full on each such Term Loan Funding Date. (c) Section 3 of the Amendment No. 2 Fee Letter is hereby deleted in its entirety and replaced with the following: “[reserved].” 3. Conditions Precedent to Amendment. The amendments set forth in Sections 1 and 2 shall become effective as of the date on which all of the following conditions precedent have been satisfied: (a) Administrative Agent shall have received each of the following documents, in form and substance reasonably satisfactory to Administrative Agent, duly executed and delivered, and each such document shall be in full force and effect: (i) this Amendment No. 3 executed and delivered by duly authorized officers of each Loan Party, the Lenders and the Administrative Agent; (ii) the consent and reaffirmation agreement, substantially in the form of Exhibit A attached hereto (the "Consent and Reaffirmation"), executed and delivered by the Parent Guarantor; (iii) the Amendment No. 3 Fee Letter executed and delivered by the Borrowers; (b) no material adverse change in the business, property, operations or condition of the Borrowers and their respective Subsidiaries, taken as a whole (other than resulting from any event, development or circumstance related to the COVID-19 pandemic that was disclosed in writing to the Administrative Agent and Lenders, or otherwise publicly disclosed, in each case, on or prior to April 10, 2020), or the validity or enforceability of any of the material Loan Documents or the rights and remedies of Administrative Agent and Lenders thereunder shall have occurred since December 31, 2019; (c) no Defaults or Events of Default under any of the Loan Documents shall exist or have occurred on the Amendment No. 3 Effective Date; and

3 3956191v2 (d) Borrowers shall have paid, or shall concurrently pay, costs, Fees (including all of the Fees referred to herein and in the Amendment No. 3 Fee Letter which are due and payable on the Amendment No. 3 Effective Date) and expenses due and payable on the Amendment No. 3 Effective Date, provided, that for costs and expenses, invoices, shall have been delivered to Borrowers not less than three (3) Business Days prior to the Amendment No. 3 Effective Date. 4. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants that, as of the date hereof and as of the Amendment No. 3 Effective Date: (a) this Amendment No. 3 and the Credit Agreement constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing; (b) the execution, delivery and performance of this Amendment No. 3 and its performance of the Credit Agreement have been duly authorized by all necessary corporate, stockholder, partnership or limited liability company action, and do not and will not: (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or bylaws of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3(b), would reasonably be expected to have, individually or in the aggregate a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens; (c) as of the Amendment No. 3 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects; and (d) after giving effect to this Amendment No. 3, (i) no Default or Event of Default has occurred and is continuing and (ii) each representation and warranty of such Loan Party contained in the Credit Agreement and in each other Loan Document to which it is a party is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date). 5. Amendment Fee. Borrowers shall pay (or cause to be paid) to the Administrative Agent, for the account of each of the Term Loan Lenders in accordance with the agreements among them (as applicable), closing fees (the “Amendment No. 3 Fees”) in an aggregate amount equal to 0.075% multiplied by the aggregate amount of Term Loan Commitments for the Term Facility on the Amendment No. 3 Effective Date. The entire amount of the Amendment No. 3 Fees will be fully earned and shall be due and payable in full in cash on the Amendment No. 3 Effective Date. 6. Ratification. Each Loan Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Agreement and each other Loan Document to which

4 3956191v2 it is a party, (b) ratifies and reaffirms the grant of liens or security interests over its property pursuant to the Loan Documents and confirms that such liens and security interests continue to secure the ABL Finance Obligations, (c) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents and (d) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Credit Agreement with respect to any amendment, consent or waiver with respect to the Credit Agreement or other Loan Documents. 7. Miscellaneous. (a) Headings. The various headings of this Amendment No. 3 are inserted for convenience of reference only, are not part of this Amendment No. 3 and shall not affect the meaning or interpretation of this Amendment No. 3 or any provisions hereof. (b) Counterparts. This Amendment No. 3, any documents executed in connection herewith and any notices delivered under this Amendment No. 3 or the Credit Agreement, may be executed by the parties hereto by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Administrative Agent reserves the right, in its reasonable discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 3 or on any notice delivered to Administrative Agent under this Amendment No. 3. This Amendment No. 3 and any notices delivered hereunder and under the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which when taken together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 3 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of Amendment No. 3 or notice. (c) Interpretation. No provision of this Amendment No. 3 shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision. (d) Governing Law. THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION) SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO, THIS AMENDMENT NO. 3. (e) Effect. Except as expressly provided in this Amendment No. 3, all of the terms, conditions and provisions of the Existing Credit Agreement and the other Loan Documents shall remain the same. This Amendment No. 3 shall constitute a Loan Document for purposes of the Credit Agreement. (f) No Other Waiver. Except as specifically set forth in this Amendment No. 3, the execution, delivery and effectiveness of this Amendment No. 3 shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or any other Loan Document or of any Default or Event of Default that may have occurred and be continuing or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

5 3956191v2 [SIGNATURE PAGES FOLLOW]

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of the day and year first above written. CONSTELLIUM HOLDINGS MUSCLE SHOALS LLC By: /s/ Terrence Woods Name: Terrence Woods Title: Chief Financial Officer CONSTELLIUM MUSCLE SHOALS LLC By: /s/ Terrence Woods Name: Terrence Woods Title: Chief Financial Officer CONSTELLIUM US HOLDINGS I, LLC By: /s/ Ryan Wentling Name: Ryan Wentling Title: Chief Financial Officer CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC By: /s/ Derek Scantlin Name: Derek Scantlin Title: Chief Financial Officer CONSTELLIUM BOWLING GREEN LLC By: /s/ Mathieu Hiriart Name: Mathieu Hiriart Title: Chief Financial Officer CONSTELLIUM PROPERTY AND EQUIPMENT COMPANY, LLC By: /s/ Rina E. Teran Name: Rina E. Teran Title: Vice President and Secretary

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, L/C Issuer, Swing Line Lender and Lender By: /s/ Marc J. Breier Name: Marc J. Breier Title: Authorized Signatory

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement BANK OF AMERICA, N.A., as Lender By: /s/ Douglas Cowan Name: Douglas Cowan Title: Senior Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement DEUTSCHE BANK AG NEW YORK BRANCH, as Lender By: /s/ Michael Strobel Name: Michael Strobel Title: Vice President By: /s/ Philip Tancorra Name: Philip Tancorra Title: Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement GOLDMAN SACHS BANK USA, as Lender By: /s/ Mahesh Mohan Name: Mahesh Mohan Title: Authorized Signatory

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement JPMORGAN CHASE BANK, N.A., as Lender By: /s/ James Shender Name: James Shender Title: Executive Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement BMO HARRIS BANK N.A., as Lender By: /s/ Quinn Heiden Name: Quinn Heiden Title: Managing Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement BARCLAYS BANK PLC, as Lender By: /s/ Craig Malloy Name: Craig Malloy Title: Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement HSBC BANK USA, N.A., as Lender By: /s/ Frederic Fournier Name: Frederic Fournier Title: Senior Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement CITIBANK, N.A., as Lender By: /s/ Sumeet Singal Name: Sumeet Singal Title: Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender By: /s/ William O’Daly Name: William O’Daly Title: Authorized Signatory By: /s/ D. Andrew Maletta Name: D. Andrew Maletta Title: Authorized Signatory

3956191v2 EXHIBIT A Consent and Reaffirmation Constellium International S.A.S. (the “Parent Guarantor”) hereby acknowledges receipt of a copy of the foregoing Amendment No. 3 dated as of the date hereof (the “Amendment No. 3”) by and among Constellium Muscle Shoals LLC (f/k/a Wise Alloys LLC) (“Muscle Shoals”), Constellium Rolled Products Ravenswood, LLC (“Ravenswood”), Constellium Bowling Green LLC (f/k/a Constellium-UACJ ABS LLC) (“Bowling Green” and together with Muscle Shoals and Ravenswood, the “Borrowers” and each, a “Borrower”), Constellium Holdings Muscle Shoals LLC (f/k/a Wise Metals Group LLC) (“Muscle Shoals Holdings”), Constellium US Holdings I, LLC (“Ravenswood Holdings”), Constellium Property and Equipment Company, LLC (“CPEC”), Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”), and the Lenders signatory thereto, amending that certain Amended and Restated Credit Agreement, dated as of February 20, 2019 and as amended by Amendment No. 1 thereto, dated May 10, 2019 and Amendment No. 2 thereto, dated April 24, 2020 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Amendment No. 3, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, Muscle Shoals Holdings, Ravenswood Holdings, CPEC, the Administrative Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. The Parent Guarantor hereby (1) ratifies and reaffirms all of its obligations and covenants, including, without limitation, the ABL Credit Obligations applicable to it, under the Credit Agreement, provided, that, notwithstanding anything to the contrary set forth in the Credit Agreement, the “ABL Credit Obligations” of Parent Guarantor under the Credit Agreement shall not include Term Loan A-2 Obligations, (2) ratifies and reaffirms all of its obligations and covenants under that certain Amended and Restated Guarantee and Collateral Agreement, dated as of February 20, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by and among the Borrowers, Muscle Shoals Holdings, Ravenswood Holdings, CPEC, the Parent Guarantor, the Administrative Agent and each subsidiary of a Borrower identified therein, provided, that, notwithstanding anything to the contrary set forth in the Guarantee and Collateral Agreement, the “Obligations” and “Guaranteed Obligations” of Parent Guarantor thereunder shall not include Term Loan A-2 Obligations, (3) agrees that neither such ratification and reaffirmation provided for in clauses (1) and (2), nor the Administrative Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Parent Guarantor with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents, (4) agrees that none of the terms and conditions of the Amendment No. 3 shall limit or diminish its payment and performance obligations, contingent or otherwise, under the Credit Agreement and the Guarantee and Collateral Agreement and (5) agrees that both the Credit Agreement and the Guarantee and Collateral Agreement, as modified by the provisos in clauses (1) and (2) above, remain in full force and effect and each is hereby reaffirmed, ratified and confirmed. Dated: September ___, 2020 [Signature Page Follows]

Schedule 2-1 (Amendment No. 3 to Amended and Restated Credit Agreement) 3956191v2 CONSTELLIUM INTERNATIONAL S.A.S., as Parent Guarantor By:_____________________________________ Name: Title: